Exhibit 99.28(p)(2)

EURO PACIFIC ASSET

MANAGEMENT, LLC

Code of Ethics

Revised October 2024

Euro Pacific Asset Management, LLC

Table of Contents

1	Introduction		3
2	Scope of the Code		3
	2.1	Supervision	4
	2.2	Amendments	4
	2.3	Code of Ethics Acknowledgements	4
3	Fiduciary Duty		4
4	Standards of Business Conduct		5
	4.1	Compliance with Securities Laws & Rules	5
	4.2	Conflicts of Interest	5
	4.3	Outside Business Activities	5
	4.4	Maintenance of Independence and Objectivity	6
	4.5	Additional Standards	7
5	Personal Trading		8
	5.1	Access Persons	8
	5.2	Personal Securities Transactions Policy	9
	5.3	Personal Accounts	11
6	Insider Trading		12
	6.1	Summary	12
	6.2	Policies	13
	6.3	Procedures	14
	6.4	Questions about EPAM’s Insider Trading Policy	14
	6.5	Violations of Insider Trading	15
7	Political Contributions		15
	7.1	Background	15
	7.2	Policies	17
	7.3	Procedures and Responsible Party	18
	7.4	Recordkeeping	18
8	Preserving Confidentiality		19
9	Reporting Legal and Regulatory Proceedings		19
10	Reporting Violations of the Code		19
	10.1	Sanctions/Disciplinary Policy	19
Exhibit A- Access Persons List			21
Exhibit B- Initial and Annual Holdings Report			22
Exhibit C- Quarterly Personal Securities Transaction Report			23
Exhibit D- Personal Trade Pre-Clearance Form			24
Exhibit E- Outside Business Activity Report			25
Exhibit F- Political Contributions Pre-Approval Form			26
Exhibit G- Request for Duplicate Brokerage Statements Form			27
Exhibit H- Code of Ethics Acknowledgement of Initial Receipt			28
Exhibit I- Code of Ethics Acknowledgement of Receipt			29

CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT

1	Introduction

Euro Pacific Asset Management, LLC (“EPAM”) is an investment advisory firm registered with the U.S. Securities and Exchange Commission (“Commission”) under the Investment Advisers Act of 1940 (the “Advisers Act”). Pursuant to Rule 204A-1 of the Advisers Act, an investment adviser is required to establish, maintain and enforce a written code of ethics that must set forth standards of conduct expected of advisory personnel and address conflicts that arise from personal trading by advisory personnel.

EPAM provides discretionary investment supervisory services to the Euro Pacific Funds, a mutual fund series (the “Funds”) of Investment Managers Series Trust (the “Trust”), in accordance with a written agreement. Investment Managers Series Trust is registered with the Commission under the Investment Company Act of 1940 (the “1940 Act”). Due to this relationship, EPAM is also required under Rule 17j-1 of 1940 Act, to adopt a written code of ethics containing provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited under the 1940 Act.

EPAM also provides investment management services for separately managed accounts and sub- advisory services to clients of affiliated advisers through separate accounts and a wrap fee program. When acting as a sub-adviser, EPAM manages on a discretionary basis all or a portion of the client’s assets as directed by the adviser (“Sub-Advisory Clients”) in accordance with each Sub- Advisory Client’s written investment policy statement (“IPS”), obtained by the adviser and provided to EPAM. The IPS will reflect the Sub-Advisory Client’s investment objective, risk profile, liquidity needs, general time horizon, tax considerations, legal considerations and any special investment circumstances.

2	Scope of the Code

EPAM has adopted the following Code of Ethics and Standard of Business Conduct (“the Code”), which will govern the activities of all “Supervised Persons” of the firm. In adopting the Code, EPAM submitted the Code for review to and obtained the approval of the Trust’s Board of Trustees, in accordance with the Trust’s Code of Ethics applicable to the Euro Pacific Funds (the “Fund Code”).

EPAM’s Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of EPAM and are subject to EPAM’s supervision and control, which includes contractors and interns.

The Chief Compliance Officer (“CCO”) for EPAM is responsible for the administration of EPAM’s Compliance Program. Any questions regarding the Code should be addressed with the CCO. The Code requires Supervised Persons to report or disclose to and/or seek approval from the CCO for certain activities. In the case of the CCO, the CCO will report to and seek approval from EPAM’s Managing Member, who will review such activities. The Managing Member will also serve as a back-up to the CCO in the absence of the CCO during vacations, extended illness or incapacity.

In addition, certain Supervised Persons also will be considered “access persons” under the Fund Code and are required to adhere to all the sections of the Fund Code. In accordance with the Fund Code, the Fund CCO will inform each such affected Supervised Persons of their status as access person (“Fund Access Person”) and provide a copy of the then current Fund Code. The Fund CCO will also provide each Fund Access Person a copy of each amended Fund Code, thereafter.

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2.1	Supervision

Supervised Persons with supervisory responsibility, authority, or the ability to influence the conduct of others will exercise reasonable supervision over those subject to their supervision or authority to prevent violation of applicable statutes, regulations, or provisions of the Code. In so doing, Supervised Persons may rely on procedures established by EPAM that are designed to prevent and detect such violations. Supervised Persons are responsible for the reasonable supervision of the persons who report to them. The Managing Member is responsible for the general supervision of all Supervised Persons of EPAM.

2.2	Amendments

The Code does not attempt to anticipate every ethical dilemma that Supervised Persons might face. Instead it sets forth general guidelines on certain issues for maintaining EPAM’s high ethical standards. EPAM recognizes the need to respond flexibly to ever-changing business needs and circumstances. Accordingly, EPAM reserves the right to revoke, modify, interpret, and apply its guidelines, policies or procedures at its sole discretion, and without prior notice.

2.3	Code of Ethics Acknowledgements

EPAM will provide to each Supervised Person a copy of the Code and any amendments to the Code at time of hire (Code of Ethics Acknowledgement of Initial Receipt, Exhibit H). Each time it is amended, all Supervised Persons must acknowledge, in writing, that he or she has received a copy of the Code and any amendments thereto promptly after each copy is distributed (Code of Ethics Acknowledgement of Receipt, Exhibit I).

3	Fiduciary Duty

EPAM is an investment adviser and as such is a fiduciary that owes its clients a duty of undivided loyalty. Supervised Persons of EPAM will:

1.	Act for the benefit of their clients and place their clients’ interests before their own;
2.	Act in a position of trust and fiduciary responsibility to clients and do nothing to violate that trust;
3.	Conduct themselves with integrity and dignity, and act in an ethical manner in their dealings with the public, clients, prospects, employer, and fellow Supervised Persons;
4.	Act with competence, use reasonable care and exercise independent professional judgment;
5.	Exercise independence when making investment decisions for clients;
6.	Conduct personal securities transactions in a manner that is consistent with the Code and act to avoid actual or potential conflicts of interest or abuse of their position of trust and responsibility;
7.	Eliminate and/or disclose all conflicts of interest;
8.	Safeguard and keep confidential nonpublic personal information of clients; and
9.	Comply with applicable federal securities laws.

Supervised Persons of EPAM will not:

1.	Employ any device, scheme or artifice to defraud a client;
2.	Make any untrue statement to a client or omit to state any material fact that a client would reasonably require in order to make sound decisions;
3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
4.	Engage in any manipulative practice with respect to a client.

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4	Standards of Business Conduct

This Code summarizes the standards of conduct for Supervised Persons of EPAM. Its purpose is to promote and maintain the highest level of professional conduct and business ethics among all Supervised Persons, and to ensure that our clients’ well-being and interests are never compromised.

4.1	Compliance with Securities Laws & Rules

Supervised Persons will comply with all applicable federal securities laws. Furthermore, Supervised Persons will not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation.

Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

4.2	Conflicts of Interest

Supervised Persons will make best efforts to identify actual and potential conflicts of interest. Supervised Persons will seek to avoid conducting personal or private business that conflicts with, or gives the appearance of conflicting with, the interests of the firm and/or its clients. Further, the appearance alone of a conflict of interest can be as damaging to the firm as an actual conflict.

Where potential conflicts cannot be eliminated, Supervised Persons will fully disclose those to EPAM, and EPAM will fully disclose material facts concerning the conflict(s) to the client(s). EPAM considers a “conflict of interest” to be any situation in which the Supervised Person’s own interests could interfere with the Supervised Person’s responsibilities as a representative of EPAM.

Supervised Persons shall also comply with requirements to disclose conflicts of interest as imposed by rule or regulation of any professional organization governing their activities and shall comply with any prohibitions on their activities if conflicts of interest exist.

EPAM expects Supervised Persons to report potential conflicts of interest to the CCO.

4.3	Outside Business Activities

Supervised Persons have a duty of loyalty to the firm and his or her efforts should be devoted to the firm’s business. EPAM encourages Supervised Persons’ participation in outside business activities that enhance the professionalism of its Supervised Persons and the reputation of the firm, and that are civic, charitable, and professional in nature.

Simultaneously, EPAM recognizes that outside business activities may raise conflicts of interest.

Supervised Persons must disclose, at the time they become a Supervised Person of EPAM and upon any change thereafter, all outside business activities. Further, Supervised Persons may not engage in any outside business activity that relates to money management and/or is in competition with services provided by EPAM without first receiving prior approval for the activity from the CCO (see Exhibit E). In addition, Supervised Persons, before taking a position on the board of a public company, must seek prior approval from the CCO.

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All pre-approvals must be sought in writing with a clear description of the activities to be performed and any compensation to be received. Supervised Persons must use the firm’s Outside Business Activity Report form to report each outside business activity. Decisions by the CCO will be included in the Supervised Person’s file.

Outside business activities requiring disclosure include, but are not limited to:

1.	Being employed by or compensated by any other entity;
2.	Active in any other business, including part-time, evening, or weekend employment;
3.	Serving as an officer, director or partner in any other entity;
4.	Ownership interest in any non-publicly traded company or other private, non-real property investment;
5.	Engaging in any public speaking or writing activities, or
6.	Acting as a trustee for client accounts.

4.4	Maintenance of Independence and Objectivity

Supervised Persons will use particular care and good judgment to achieve and maintain independence and objectivity in the performance of their roles and responsibilities. Supervised Persons will avoid giving or receiving any gift, donation, benefit, service or other favor that might affect, or be seen to potentially affect, the performance of their roles and responsibilities, or which might compromise the credibility of EPAM.

Gifts, Entertainment, and Travel

EPAM recognizes the potential conflicts of interest when Supervised Persons of the firm give and/or receive gifts, entertainment, or other items of value to/from any person or entity that does business with the firm. The overriding principle is that Supervised Persons will not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence decision-making or make the Supervised Person feel beholden to another person or firm. Similarly, Supervised Persons will not offer gifts, favors, entertainment or other things of value that may be viewed as overly generous or aimed at influencing decision-making or making a client or perspective client feel beholden to the firm. Therefore, EPAM has adopted the following policies and procedures regarding giving and/or receiving gifts and entertainment:

1.	Supervised Persons will not give a gift to any client, vendor, potential vendor or anyone else that does business or seeks to do business with the firm in excess of $100 per calendar year per person/entity, without prior approval from the CCO. All gifts given must be reported to the CCO.
2.	Supervised Persons will not make gifts to potential clients with the exception of de minimis items that would be considered exclusions under these policies (see below).
3.	Supervised Persons will not accept any gift or other items of value from any client, potential client, vendor, potential vendor or anyone else that does business with or seeks to do business with the firm that is in excess of $100 per calendar year per person/entity, without approval from the CCO. All gifts received must be reported to the CCO.
4.	Cash and/or cash equivalents will never be offered or accepted, regardless of the amount. For purposes of this policy, gift cards are not considered cash equivalents.
5.	For purposes of this policy, charitable contributions shall be treated according to the same standards and dollar limits as gifts.
6.	Supervised Persons will not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with the firm. Supervised Persons may occasionally provide or accept a business entertainment event, such as a dinner, sporting event, or concert of reasonable value, as well as any transportation and/or lodging accompanying or related to such activity or event. The giver and receiver shall both be present during the entertainment. EPAM does not consider these occasional entertainment expenses to be gifts and therefore does not count them toward the annual gift allowance. However, no entertainment expense should be given or accepted in such frequency or amount that would violate EPAM’s overriding principle as stated above. Generally, business entertainment of not more than $300 per individual is considered reasonable.

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7.	From time to time, Supervised Persons may receive offers to attend conferences, seminars, or similar events provided by or sponsored by a person or entity that does or seeks to do business with EPAM, such as, a mutual fund company, custodian, or broker- dealer. In addition, the sponsors may offer to cover the costs associated with the attendance of these events such as travel, lodging, meals, and conference fees. Each offer must be approved in advance by the CCO after a determination is made on whether the event and/or any covered expenses associated with the event would present EPAM with related real or perceived conflicts of interest.
8.	EPAM may occasionally cover travel, hotel, meals, transportation, and other related expenses for existing clients in connection with account reviews or other normal business functions requiring the client’s presence. Similar expenses may be covered for potential clients at EPAM’s discretion and only with pre-approval from the CCO. Such expenses will not apply toward any maximum annual dollar amount and will be conducted according to the overriding principle as stated above.
9.	Supervised Persons must report all gifts received to the CCO or designee, who will maintain a log of such items, including the name of the person or company giving/receiving the item, the date the item was given/received, a description of the item, and its approximate value. EPAM will also maintain a record of gifts and entertainment given in the firm’s financial records.

If a third party could perceive a gift as being improper or as compromising the integrity of Supervised Persons and/or EPAM, the gift should be respectfully declined. If there is any question as to whether a payment or consideration may be accepted, the Supervised Person should contact the CCO.

Exclusions

The following items are not subject to EPAM’s Gifts and Entertainment policies:

1.	Gifts of a personal nature, such as wedding gifts or congratulatory gifts for the birth of a child;
2.	Gifts and entertainment given to or received from individuals who are also family members of Supervised Persons of EPAM; and
3.	Items of de minimis value given or received such as pens, mugs, shirts, golf balls, and other similar promotional items.

4.5	Additional Standards

As a matter of professional integrity and responsibility, Supervised Persons shall always abide by the higher standard and more restrictive procedures in situations where there exist varying procedures or codes among multiple entities.

Chartered Financial Analysts (CFA)

In addition to the standards as set forth according to the Code, certain individuals of EPAM are also bound by the Code of Ethics and Standards of Professional Conduct, which has been adopted by the Chartered Financial Analyst Institute.

Representatives of a Broker/Dealer

In addition to the standards as set forth according to the above Code, certain individuals of EPAM are also Registered Persons of a licensed broker/dealer. Such persons are therefore also responsible for compliance with the Written Supervisory Procedures and/or other governing documents of the broker/dealer and the Financial Industry Regulatory Authority (“FINRA”). As a matter of professional integrity and responsibility, Supervised Persons shall always abide by the higher standard in situations where varying procedures exist among multiple entities.

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5	Personal Trading

EPAM policy permits Supervised Persons who are Access Persons, as that term is defined below, to maintain personal securities accounts provided that investing by Access Persons is consistent with EPAM’s fiduciary duty to its clients and with regulatory requirements. Personal securities transactions must never adversely affect clients. EPAM will monitor trading activity of its Access Persons to confirm that the interests of clients come first, and that the trading activity complies with applicable securities laws. Access Persons will disclose to EPAM their holdings and transactions in securities or other investments for which they are a beneficial owner (see definition below). Furthermore, Access Persons will obtain written pre-approval for purchases of initial public offerings (IPOs) and limited offerings, and transactions in certain other personal investments in accordance with the firm’s pre- clearance policies, as defined below. All securities transactions and holdings in any account of an Access Person, including accounts for which the Access Person is considered a beneficial owner, are subject to review by EPAM.

5.1	Access Persons

An Access Person is defined as follows:

EPAM’s directors and officers;

1.	Any Supervised Person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund; or
2.	Any Supervised Person who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For all policies and procedures relating to the Personal Securities Transactions Policy and Personal Accounts sections, including all subsections (as outlined below), the definition of Access Persons shall include immediate family (as defined below), or for trusts for which the Access Person serves as a trustee or in which the Access Person has a beneficial interest (also defined below).

List Access Persons

EPAM maintains a list of current and former Access Persons (see Exhibit A). All Access Persons are also Covered Associates, where that term is used.

Immediate Family

For purposes of the Code, “immediate family” means any of the following persons who reside in the same household as the Access Person:

Child	Stepparent	Son-In-Law
Stepchild	Spouse	Daughter-In-Law
Parent	Sibling	Brother-In-Law
Grandchild	Father-In-Law	Sister-In-Law
Grandparent	Mother-In-Law

Immediate family includes adoptive relationships and any other relationship (whether or not recognized by law or shown above), which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

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Beneficial Owner

For purposes of the Code, an individual is a “beneficial owner” if the individual has a direct or indirect pecuniary interest in the securities, which may include but not be limited to any of the following: Securities held by members of a person’s immediate family sharing the same household, a person’s interest in securities held by a trust, and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

5.2	Personal Securities Transactions Policy

EPAM and its Access Persons may, under certain circumstances, personally invest in securities that it also recommends for and/or traded in advisory client accounts. Transactions for accounts that are managed by EPAM, in which an Access Person has a beneficial interest, may be aggregated with transactions for client accounts per EPAM’s written policies on Order Aggregations and Trade Allocation. For transactions in accounts not managed by EPAM or for transactions not aggregated with other client transactions, Access Persons must first follow the requirements under pre-clearance of trades, if applicable, before transacting.

Priority of Client Transactions

Access Persons’ trades in positions also held by clients should take place only after all transactions in clients’ accounts planned for that day have been effected. Further, as trades are being considered in clients’ accounts, no Access Person is permitted to effect transactions in securities under consideration until such time as all client transactions have been effected or the security is no longer being considered for any client’s account on that day. An exception may be made by the CCO when the trade is conducted in compliance with the policies as discussed in EPAM’s written policies and procedures on Order Aggregation and Trade Allocation.

The CCO or designee shall quarterly review all personal trades of Access Persons against the trades executed for clients. In the event that any provision of this Code was violated, even if inadvertently, the trade may be canceled, and any profits disgorged depending on the perceived or actual breach of fiduciary duty to clients.

Reportable Securities

Access Persons must first determine if the transaction involves a Reportable Security. A “Reportable Security” includes, but is not limited to:

1.	An equity security including common and preferred stock;
2.	An investment convertible into, or exchangeable for, stock or debt securities;
3.	Any derivative instrument relating to any of the above securities, including warrants, options and futures;
4.	Any interest in a partnership investment in any of the foregoing;
5.	Shares of closed-end investment companies;
6.	Exchange Traded Funds (ETFs);
7.	Any fixed income security; and
8.	Any private placement.

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A “Reportable Security” does not include securities that are:

1.	Direct obligations of the Government of the United States;
2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
3.	Shares issued by money market funds;
4.	Shares issued by open-end funds (this exception does not apply to Exchange Traded Funds (ETFs) and reportable funds*); and
5.	Shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are reportable funds*.

*Reportable funds include funds of fund companies affiliated with EPAM or to which EPAM provides investment advice or other advisory services.

Cryptocurrencies, or digital mediums of exchange, (i.e. Bitcoins, etc.) are not considered Reportable Securities unless cryptocurrencies are offered (or were previously offered) through Initial Coin Offerings (ICO). You may purchase cryptocurrencies for use as currency without any pre-clearance or reporting duties. However, the following transactions must be pre-cleared and reported in accordance with the Pre-Clearance of Trades policy:

i)	transactions in cryptocurrencies offered (or previously offered) through an ICO,
ii)	use any cryptocurrency to purchase Reportable Securities, or
iii)	purchase any derivative instruments or futures contracts involving cryptocurrencies.

If a transaction does not involve a Reportable Security, the Access Person may place the transaction without restriction. Otherwise, the Access Person must determine if the transaction is subject to the Pre-Clearance Policy.

Pre-Clearance of Trades

No Access Person will effect in an account not under management by EPAM, without obtaining the prior written approval of the CCO any transactions in securities:

1.	Already owned by EPAM clients, *
2.	That the Access Person is aware is being considered for purchase or sale by EPAM, **
3.	That are Initial Public Offerings (IPO),
4.	That are limited offerings (as defined below), or
5.	That are the EuroPac Funds or any other U.S. registered investment company managed by EPAM

*Including any options on securities held by clients

** Including any options on securities being considered for purchase or sale by clients

No pre-clearance is required for exchange traded funds with average daily trading volume of USD 30 mio. (however – they are still considered reportable securities for personal trading and holdings purposes).

Access Persons desiring to transact in a security requiring pre-clearance should submit an email or a Request for Approval of Personal Securities Transactions to the CCO for written or electronic approval (see Exhibit D). Pre-clearance of personal trades requested for benefit of the CCO’s personal account(s) shall be submitted to the Managing Member. The CCO or designee shall maintain all requests and responses in a designated file.

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Limited Offering

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Regulation D §§ 230.504, 230.505, or 230.506.

This includes transactions by an issuer not involving any public offering; transactions involving offers by an issuer solely to one or more accredited investors, if the aggregate offering price of an issue of securities offered in reliance on this paragraph does not exceed the amount allowed under regulation, if there is no advertising or public solicitation in connection with the transaction by the issuer or anyone acting on the issuer's behalf, and if the issuer files such notice with the Commission as the Commission shall prescribe; or meet exemptions as provided under Regulation D.

Exceptions to the Personal Trading Policies

Under certain limited circumstances, exceptions may be made by the CCO to the policies stated above. The CCO will maintain records of these trades, including the reasons for any exceptions.

5.3	Personal Accounts

To assist in the monitoring of employee trading, the Access Person will arrange to ensure duplicate statements of such accounts are forwarded directly from the brokerage firm to the CCO on at least a quarterly basis (see Exhibit G). It is the responsibility of each Access Person to provide or cause to be provided holdings and transaction activity for all personal accounts, including accounts for which the Access Person has a beneficial interest, to EPAM. The CCO will periodically review the trading activity for potential conflicts of interest or violations of the Code.

Personal Holdings Reports

Access Persons must, within ten (10) days of becoming an Access Person and at least annually thereafter, report to the CCO their personal securities holdings on the firm’s Holdings Report (Exhibit B). Each Holdings Report must contain, at a minimum, the following information:

1.	The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;
2.	The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and
3.	The date the Access Person submits the report.

The required information must be current as of a date not more than 45 days prior to the employee becoming an Access Person (for initial reports) or the date the report is submitted (for annual reports) (See Exhibit B). The CCO or designee will conduct a periodic review of the holdings reports and brokerage statements for potential conflicts of interest or violations of the Code. The Managing Member will review the holdings of the CCO.

Personal Security Transaction Reports

Access Persons must report all personal securities transactions on a quarterly basis (Exhibit C). Access Persons must also report on a quarterly basis, any account that was established in which any securities were held during the quarter for the direct or indirect benefit of the Access Person. It is the responsibility of the Access Person to provide a signed Securities Transaction Report to the CCO no later than thirty (30) days after the end of each calendar quarter. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

1.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

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2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
3.	The price of the security at which the transaction was effected;
4.	The name of the broker, dealer or bank with or through which the transaction was effected; and
5.	The date the Access Person submits the report.

Each transaction report must also contain the following information with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person: The name of the broker, dealer or bank with which the Access Person established the account.

The CCO will review the personal transaction activity for violations of insider trading, front-running, pre-clearance of trades (as described above) and other potentially abusive practices. The Managing Member will review the transactions of the CCO.

Exemptions from Reporting Requirements

Access Persons are not required to submit:

1.	Any report with respect to securities held in an account over which neither EPAM nor any Access Person of EPAM has any direct or indirect influence or control; or
2.	Any transaction report with respect to transactions effected pursuant to an automatic investment plan.

6	Insider Trading

No Supervised Person, while in the possession of material nonpublic information (as defined below) about any company (including a registered investment company) (a “Company”), will for his/her portfolio or for the portfolios of others buy or sell the securities of that Company, or derivatives of such securities (e.g. options, warrants etc.), until that information becomes publicly disseminated and the market has had an opportunity to react.

No Supervised Person will communicate or “tip” material nonpublic information about a Company to any person except for lawful purposes.

Supervised Persons will adhere to the firm’s policies and procedures regarding insider information as outlined in the firm’s compliance manual. Any improper trading or other misuse of material nonpublic information by any Supervised Person may be grounds for immediate dismissal.

EPAM has adopted the following policies and procedures to reasonably prevent the misuse of material nonpublic information. All Supervised Persons of EPAM are required to adhere to the firm’s policy.

6.1	Summary

Pursuant to Section 204A of the Advisers Act, registered investment advisers are required to maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by the adviser or any person associated with the adviser.

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The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against “insider trading” are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the Commission, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through the use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Insider

The term “insider” includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, director, partner, manager, or employee, of a company who obtains material nonpublic information about that company by virtue of his/her position or relationship with the company. A traditional insider trading on inside information breaches a duty of trust and confidence to the shareholders of his/her corporation. A temporary insider is any person who receives material nonpublic information about a company in the course of performing services for the company. Temporary insiders may include, but are not limited to, accountants, lawyers, consultants, underwriters, or the immediate family members of traditional insiders. A temporary insider trading on inside information breaches a duty of loyalty and confidentiality to the person who shared the confidential information with him/her. An insider who becomes aware of and uses or discloses material nonpublic information about a company obtained as the result of his/her relationship with another company may be deemed to have misappropriated such information.

Material

The term “material information” is generally defined as information that a reasonable investor would consider important in making his/her investment decision with respect to a company’s securities or information that is reasonably certain to affect the market price of the company’s securities, regardless of whether the information is directly related to the company’s business. Material information may include, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant new products or discoveries, significant mergers or tender offer proposals or agreements, developments regarding major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, or similar major developments.

Nonpublic

Information is to be considered “nonpublic” until it has been effectively disseminated to the marketplace for a sufficient period of time to be reflected in the security’s price. Information remains non-public until it has been publicly disclosed, meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a filing with the SEC, or by appearance in publications of general circulation.

6.2	Policies

All Supervised Persons shall adhere to the following:

1.	Any Supervised Person having doubts regarding the propriety of a proposed securities transaction should seek advice from the CCO, who has been designated by EPAM to handle such matters.

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2.	No Supervised Person, while in the possession of material nonpublic information about a company or about the market for that company’s securities, will for his/her portfolio or for the portfolios of others buy or sell the securities of that company, or derivatives of such securities (e.g. options, warrants etc.), until that information becomes publicly disseminated and the market has had an opportunity to react.
3.	No Supervised Person will communicate or “tip” material nonpublic information about a company to any person except for lawful purposes.
4.	Supervised Persons will adhere to EPAM’s policies and procedures regarding insider information. Any improper trading or other misuse of material nonpublic information by any Supervised Person may be grounds for immediate dismissal.
5.	No person associated with EPAM shall disclose material nonpublic information about a Company or the market for that Company's securities to any person except to the extent necessary to carry out the legitimate business obligations of EPAM.

6.3	Procedures

1.	Every Supervised Person is required to disclose any outside business activities to the CCO.
2.	Every Supervised Person will disclose to the CCO any other activities they engage in that may reasonably cause them to have access to inside information.
3.	If necessary, the CCO will develop and maintain “restricted lists” and “watch lists” which identify the securities that may not be traded in client, employee and proprietary accounts without prior approval from the CCO.
4.	Every Supervised Person, before trading or making investment recommendations, for themselves or others, in the securities of a company about which the Supervised Person may have potential insider information, shall consider whether the information is material and nonpublic. If after consideration, the information is determined to be material and nonpublic, or the Supervised Person is unable to determine whether the information is material and nonpublic, the Supervised Person must do the following:
a.	Report the matter immediately to the CCO;
b.	Not purchase, sell or recommend securities on behalf of him/herself or others, including accounts managed by EPAM;
c.	Not communicate the information inside or outside EPAM other than to the CCO or senior management.

After the CCO has reviewed the matter, the Supervised Person will be instructed as to the proper course of action to take.

5.	EPAM will distribute to its Supervised Persons at time of hire, and at least with each newly updated version, the firm’s insider trading policy, by providing this Code. Every Supervised Person will be required to certify that they have received, read, understood, and will comply with the Code.
6.	EPAM will periodically review and update as necessary EPAM’s insider trading policies to reflect regulatory, business, or industry changes.
7.	EPAM’s CCO will review Access Persons’ holdings and transaction reports for potential violations of the policy.

6.4	Questions about EPAM’s Insider Trading Policy

While compliance with the law and with EPAM’s policies and procedures described in this manual is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to the CCO, who has been designated by EPAM to respond to such questions.

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6.5	Violations of Insider Trading

Violations of EPAM’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal and/or reporting to all applicable legal authorities.

7	Political Contributions

7.1	Background

Rule 206(4)-5 of the Advisers Act prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser (or a Covered Associate) makes a contribution to certain elected officials or candidates. The rule applies both to soliciting direct advisory clients and to obtaining investors for a pooled investment. It is unlawful for an investment adviser to:

1.	Receive compensation for investment advisory services provided to a government entity within two years after a contribution to an official of the government entity is made by the investment adviser or any Covered Associate, as defined below, of the investment adviser (including a person who becomes a Covered Associate within two years after the contribution is made); or
2.	Make payment directly or indirectly to any person to solicit, coordinate or provide investment advisory services to a government entity for compensation on behalf of such investment adviser, absent an exception; or
3.	Pay a third-party placement agent, solicitor, finder or similar third-party to solicit a government entity, unless the third party is exempted under the rule.

The rule does not ban or limit the amount of political contributions that can be made by an adviser or its Covered Associates but rather imposes a “time out” on the ability of an adviser to receive compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

De Minimis Exceptions

The rule does not apply to de minimis contributions. The noted de minimis exceptions are only allowed for contributions by individual Covered Associates (natural persons) and not the investment adviser itself.

1.	Contribution amount of $350 or less per official, per election, to officials for whom a Covered Associate is entitled to vote at the time the contribution is made.
2.	Contribution amount of $150 or less per official, per election, to officials for whom a Covered Associates is not entitled to vote at the time the contribution is made.

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Contributions that fall under the de minimis exceptions are not subject to the two-year compensation time out.

Inadvertent Contributions

The rule outlines a safe harbor for inadvertent contributions made by Covered Associates in excess of the de minimis limit to officials for whom they are not entitled to vote provided that the contributions (i) do not exceed $350, (ii) are discovered within four months of the contribution, and (iii) are returned within sixty calendar days of the adviser discovering the contribution. When all the criteria have been met, this safe harbor may be invoked without seeking or obtaining the SEC’s approval. This exception, however, is only available three times in a calendar year for firms with more than 50 employees and only twice in a calendar year for firms with 50 employees or fewer. Moreover, the exception is only available once per employee for as long as the employee is employed by the adviser.

Definitions:

Contribution is defined as any gift, subscription, loan, advance, or deposit of money or anything of value made for:

1.	The purpose of influencing any election for federal, state or local office;
2.	Payment of debt incurred in connection with any such election; or
3.	Transition or inaugural expenses of the successful candidate for state or local office.

A Covered Associate of an investment adviser is defined as:

1.	Any general partner, managing member or executive officer, or other individual with a similar status or function;
2.	Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and
3.	Any political action committee controlled by the investment adviser or by any of its Supervised Persons.

All Access Persons are Covered Associates.

A Covered Investment Pool includes:

1.	Any investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program or program of a government entity; or
2.	Any company that would be an investment company under section 3(a) of the Act but for the exclusion provided from the definition by section 3(c)(1), section 3(c)(7) or section 3(c)(11) of the Act (e.g. unregistered investment vehicles such as hedge funds, private equity funds, venture capital funds and collective investment trusts.)

Government entity is defined as any state or political subdivision of a state, including:

1.	Any agency, authority, or instrumentality of the state or political subdivision;
2.	A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” or a state general fund;
3.	A plan or program of a government entity; and
4.	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

1.	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

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2.	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

Regulated person includes:

1.	An investment adviser registered with the Commission that has no, and whose covered associates have not, within two years of soliciting a government entity:

a.     Made a contribution to an official of that government entity, other than a de minimis contribution described above; and

b.     Coordinated or solicited any person or political action committee to make any contribution to an official of a government entity or payment to a state or local political party where EPAM is providing or seeking to provide advice;

2.	A broker that is registered with the Commission under the Securities Exchange Act of 1934 and is a member of a registered national securities association, provided that;

a.     The rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made; and

b.     The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5; and

3.	A municipal advisor registered with the Commission under section 15B of the Securities Exchange Act of 1934 and subject to rules of the Municipal Securities Rulemaking Board, provided that:

a.     Such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made; and

b.     The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of than Rule 206(4)-5.

7.2	Policies

1.	EPAM policy is at all times to adhere to the requirements of Rule 206(4)-5 of the Advisers Act in all material respects.
2.	Supervised Persons are prohibited from making any direct or indirect (e.g. through another person, firm, family member, or political action committee) political contribution, either personally or on behalf of EPAM, to any political party, elected official or candidate with the intention of obtaining or maintaining any business for EPAM.
3.	EPAM (or any Covered Associate on behalf of the firm) is prohibited from:
a.	Making any payment to a political party of the state or locality where EPAM is providing or seeking to provide investment advisory services to a government entity;
b.	Coordinating, or asking any person or political action committee to make any such contribution on EPAM’s behalf;
c.	Compensating any third parties to solicit for government business on EPAM’s behalf (unless those persons or entities are Regulated Persons as defined in Rule 206(4)-5);
d.	“Bundling” contributions to politicians indirectly such as through spouses, lawyers or affiliated companies; and/or
e.	Receiving compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

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4.	EPAM is considered to be “seeking to provide” advisory services to a government entity when EPAM responds to a request for proposal, communicates with a government entity regarding that entity's formal selection process for investment advisers or engages in some other solicitation of investment advisory business of the government entity.

7.3	Procedures and Responsible Party

1.	All Supervised Persons must submit to the CCO records of all contributions that they make (directly or indirectly) to any official or candidate of a government entity, state or local political party, and political action committees (PACs).
2.	All Supervised Persons must request pre-approval from the CCO for any political contribution a Covered Associate intends to make if the aggregate amount of the Covered Associate’s contributions, whether direct or indirect, is (or would be as a result of the contribution) in excess of $150 per calendar year per political party, elected official or candidate (See Exhibit F).
3.	When any person at EPAM becomes a Covered Associate or a new Covered Associate is hired, the individual must submit to the CCO records of all political contributions made within the past two years. EPAM must “look back” in time at that person’s contribution to determine whether the two-year ban will be triggered:
a.	A two-year look-back will be required for new Supervised Persons who solicit for EPAM.
b.	A six-month look-back will apply to all other new Supervised Persons, i.e., those not engaged in solicitation activities for the adviser but who are nonetheless “covered.”
4.	The CCO will review Supervised Persons’ contributions to determine whether the “time out” applies to EPAM.
a.	The two-year ban on receipt of compensation will apply from the date of the triggering contribution.
b.	Once triggered, the ban on receipt of compensation will remain in effect for the duration of the two-year period, even for individuals who subsequently cease to be Supervised Persons, either through transfer or by leaving the firm. The ban will not expire simply because the Covered Associate has separated from the firm.
5.	The CCO will work with the Fund administrator to confirm EPAM maintains required records of government entities in covered investment pools.

7.4	Recordkeeping

Advisers who have government clients or that provide investment advisory services to investment pools in which government entities invest must adhere to the following recordkeeping requirements:

1.	Make and keep records of all direct and indirect contributions made by the adviser and Supervised Persons to government officials (including candidates), and of payments to state or local political parties or to a political action committee.
a.	The records of contributions and payments must be listed in chronological order identifying the name and title of each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions.
2.	Maintain a list of its Supervised Persons, including name, title, and business and residential addresses.
3.	Maintain a list of government entities to which the adviser provides or has provided advisory services in the past five years, but not prior to the effective date of the rule.

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4.	Advisers to covered investment pools must make and keep a list of government entities that invest, or have invested in the past five years, in a covered investment pool, including any government entity that selects a covered investment pool to be an option of a plan or program of the government entity, such as a 529, 457 or 403(b) plans. The adviser may keep alternative records consistent with no-action guidance provided by the Commission staff.

An investment adviser, regardless of whether it currently has a government client, must also keep a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

8	Preserving Confidentiality

EPAM has implemented policies and procedures, which are outlined in EPAM’s written compliance policies and procedures, to limit the sharing of and access to nonpublic personal information regarding the firm’s clients to EPAM personnel and third-parties, as applicable, who need that information to provide services to those clients.

Supervised Persons will preserve the confidentiality of information communicated by clients, prospects, or employers unless they receive information concerning illegal activities. If a Supervised Person becomes aware of illegal activity, the information should be given directly to the CCO for further action.

9	Reporting Legal and Regulatory Proceedings

In the event that a Supervised Person becomes the subject of a major business-related legal or regulatory proceeding, the CCO must be notified immediately to determine if further reporting or information is required.

10	Reporting Violations of the Code

Supervised Persons must promptly report any violation or suspected violation of the Code or of any securities laws or rules to the CCO. Reporting may be on anonymous basis. No retaliation or retribution of any kind will be taken against a Supervised Person for reporting a violation or potential violation in good faith. Retaliation against a person for reporting an alleged violation is also a violation of this Code.

The CCO will be responsible for addressing each such violation as appropriate for the circumstances and will utilize any or all of the sanctions described below. In addition, in accordance with the Fund Code, the CCO will promptly report to the Fund CCO and Board of Trustees, each violation and the steps taken to help ensure the violation(s) do not happen again, including the any sanctions levied.

Nothing in this section or anywhere else in the Code prohibits any Supervised Person from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the Congress, and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The SEC Office of the Whistleblower can be reached by telephone at (202) 551- 4790. Supervised Persons are not required to seek or obtain the prior authorization of EPAM before making any such report or disclosure, and Supervised Persons are not required to notify EPAM that they have made such a report or disclosure.

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10.1	Sanctions/Disciplinary Policy

The CCO may use any or all of the following sanctions against any Supervised Person found to have violated either the Code or the firm’s written compliance policies and procedures:

1.	Cancel trades, disgorge profits and/or sell positions
2.	Letter of caution
3.	Admonishment
4.	Fine, Disgorgement
5.	Suspension of personal trading privileges
6.	Suspension of employment
7.	Termination
8.	Report violation to regulatory authorities

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Exhibit A- Access Persons List

EPAM

Access Persons / Covered Associate List

(Current Updated Access Persons/Covered Associate List Maintained by EPAM CCO)

NAME	TITLE	DATE ACCESS GIVEN	DATE NO LONGER EMPLOYED

Signature of CCO:		Date Submitted:

Name:
(please print)

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Exhibit B- Initial and Annual Holdings Report

Euro Pacific Asset Management Advisor Holdings Report

Advisor Name: ________________________

Branch Office: _________________________

Date: ________________________________

I hereby certify this holdings report is correct to the best of my knowledge and that it is current within 45 days of its submission.

x ________________________________

Ticker	Name	Shares	Amount

For additional entries, please print multiple copies.

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Exhibit C- Quarterly Personal Securities Transaction Report

Personal Transactions Report

FOR THE QUARTER ENDING:     ☐ MARCH      ☐ JUNE      ☐ SEPTEMBER      ☐ DECEMBER      YEAR:__________________

I_______________________(print name), hereby reconfirm my acknowledgment of, and agreement and obligation to abide by the Euro Pacific Asset Management, LLC (“EPAM”) policies and procedures regarding personal securities transactions. I understand that my failure to comply with these policies and procedures shall be cause for immediate termination from EPAM.

I understand that the EPAM policies and procedures, along with federal and state securities laws and regulations, require that each Access Person report, within thirty (30) days of the end of each calendar quarter, any personal securities transactions in any securities accounts of the Access Person or his or her immediate family (including but not limited to spouse, minor children, and adults living in the same household as the Access Person), or for trusts for which the Access Person serves as trustee or for which the Access Person is a direct or indirect “Beneficial Owner”.

Definition of “Beneficial Owner”: An individual is a Beneficial Owner if the individual has a direct or indirect pecuniary interest in the securities, which may include but not be limited to any of the following: securities held by members of a person's immediate family sharing the same household, a person's interest in securities held by a trust, and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

Transactions do not need to be reported for:

•	Any account in which the Access Person has no direct or indirect influence or control;
•	Securities effected pursuant to an automatic investment plan;
•	Securities that are direct obligations of the Government of the United States;
•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end mutual funds other than reportable funds* (does not include Exchange Traded Funds (ETFs)); and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds*.

*Reportable fund means: any fund for which EPAM serves as an investment adviser; or any fund whose investment adviser or principal underwriter controls EPAM, is controlled by EPAM, or is under common control with EPAM.

I also understand that EPAM’s policies and procedures, along with federal and state securities laws and regulations, require that each Access Person report, within thirty (30) days of the end of each calendar quarter, any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

☐ YES, I have had reportable securities transactions (as described above) during the past quarter, which are outlined in the document(s) marked below and which include all required information as described in the firm’s policies and procedures:

☐ The attached supplemental report and/or transaction confirmations;

☐ The attached monthly brokerage statement(s); or

☐ Confirmations and/or statements that have been sent to the CCO directly by my broker/dealer or custodian.

☐ NO, I have not had any reportable securities transaction(s) (as described above) during the past quarter.

☐ YES, I have established a new account during the preceding calendar quarter and have included with this report a copy of the most recent account statement.

☐ NO, I have not established any new accounts during the preceding calendar quarter.

This Quarterly Personal Securities Report is to be signed, dated and returned to the CCO of EPAM within thirty (30) days of the end of each calendar quarter.

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Exhibit D- Personal Trade Pre-Clearance Form

EPAM

Request for Pre-Clearance Form

To: The Chief Compliance Officer

From: ___________________

Date of Pre-Clearance Request: ____________________

Time of Pre-Clearance Request: ________ am/pm

Ticker	Buy/Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

By signing below, I hereby request approval to complete the transaction(s) contemplated above. I acknowledge and agree that clearance of a transaction is valid only for a 48-hour period. If the transaction if NOT placed within that 48-hour period, clearance of that transaction must be re-requested.

Date: ____________________________

Signature: ____________________________

Print Name: ____________________________

Date Received: ____________________________

Received by: ____________________________

Date Approved: ____________________________

Approved by: ____________________________

Compliance Officer ____________________________

Date: ____________________________

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Exhibit E- Outside Business Activity Report

Euro Pacific Asset Management Outside Business Activity Report Form

Supervised Person’s Name ____________________________

Supervised Person’s Title ______________________________________

I hereby request approval for / am disclosing the following outside business activity prior to becoming a supervised person of Euro Pacific Asset Management.

Brief Description of Activity:

Approximate Compensation Received for Business:

Other Potential Conflicts of Interest:

Signature ____________________________ Advisor Name ________________________Date __________________

Approved / Disapproved

Signature ___________________________________ CCO / Official Name ____________________________

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Exhibit F- Political Contributions Pre-Approval Form

POLITICAL CONTRIBUTION PRE-APPROVAL FORM

EPAM has established written policies and procedures regarding political contributions. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Covered Associates must obtain written pre-approval from the CCO prior to making any political contributions over the exemption limit outlined on the policy. Political contributions which require pre-approval include those contributions by a Covered Associate’s spouse and household members.

Section I - Instructions: Please complete the following:

Name of contributor*: _________________________________________________________________________

Name of recipient or candidate: ___________________________________________________________________

Amount of contribution: ________________________________________________________________________

Date contribution is to be made: ___________________________________________________________________

Candidate is running for: ________________________________________________________________________

Please list all boards, or similar governing bodies, on which the recipient or candidate currently sits:

_____________________________________________________________________________________________

Is the contributor eligible to vote for recipient? (Please circle one)         Yes         No

Does the recipient have an existing or potential business relationship with EPAM and/or the contributor?

(Please circle one)          Yes         No

If yes, please describe the relationship:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

*If EPAM is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

Section II: Certification of Contributor

By signing below, I certify to the following:

I.	This contribution is not being made to directly or indirectly obtain any type of business or favors for myself or EPAM.

II.	To the best of my knowledge, neither I nor EPAM will benefit directly or indirectly from this contribution.

III.	I understand and abide by EPAM’s Political Contribution Policy.

IV.	The above information is true and correct.

Signature:	Date:

Name (Print):	Title:

For Compliance Use Only:

Permission from Compliance has been ☐ Approved ☐ Denied for this Covered Associate to make the contribution described above.

Compliance Approval/Denial by: ______________________________ Date: __________________

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Exhibit G- Request for Duplicate Brokerage Statements Form

Date

[Insert Broker Name]

[Address 1]

[Address 2]

[City, State ZIP]

Re:	Rule 407
[Insert Accountholder Name]
[Brokerage: Account Number]

To Whom It May Concern:

[Insert Employee Name] is an employee of Euro Pacific Asset Management, LLC, a federally registered Investment Adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). [Insert Name of Accountholder] has permission to maintain the above-referenced brokerage accounts at [name of broker] and Euro Pacific Asset Management, LLC is aware of his/her intentions to have trading authorization for accounts referenced above and there are no limitations on the types of transactions he/she is permitted to conduct (i.e. margin or option trades).

Effective immediately, please send duplicate confirms and statements for [insert name of Accountholder]’s accounts to the address below:

Euro Pacific Asset Management, LLC

c/o [Adviser’s name]

[Adviser’s address]

Please feel free to contact me at [Insert phone number] if you have any questions or need any information regarding this matter.

Sincerely,

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Exhibit H- Code of Ethics Acknowledgement of Initial Receipt

EURO PACIFIC ASSET MANAGEMENT, LLC (“EPAM”)

Acknowledgement of Initial Receipt of EPAM Code of Ethics

________________________________

Name (please print)

This is to certify that I have received Euro Pacific Asset Management, LLC’s Code of Ethics (the “Code”) dated ___________, and that I have read and understand the Code and will adhere in all respects to the applicable policies and procedures described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include disgorgement of profits, demotion, suspension, termination and/or reporting me to the appropriate regulatory body.

________________________________

Signature

________________________________

Date

PLEASE RETURN A SIGNED ORIGINAL OF THIS DOCUMENT TO THE OFFICE OF THE CHIEF COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE DATE YOU BEGIN EMPLOYMENT.

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Exhibit I- Code of Ethics Acknowledgement of Receipt

EURO PACIFIC ASSET MANAGEMENT, LLC (“EPAM”)

Acknowledgement of Receipt of EPAM Code of Ethics

________________________________

Name (please print)

I certify that I have read and understand the policies and procedures set forth in EPAM’s Code of Ethics (the “Code”) dated ___________, and all material amendments thereto and will adhere in all respects to the applicable policies and procedures described therein. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include disgorgement of profits, demotion, suspension, termination and/or reporting me to the appropriate regulatory body.

________________________________

Signature

________________________________

Date

PLEASE RETURN A SIGNED ORIGINAL OF THIS DOCUMENT TO THE OFFICE OF THE CHIEF COMPLIANCE OFFICER NO LATER THAN ______________.

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